EXHIBIT 10.2

REVOLVING CREDIT NOTE

$35,000,000	Date: May 29, 2012

This Revolving Credit Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of May 29, 2012 (as amended, amended and restated, supplemented, extended, joined and/or otherwise modified from time to time, the “Credit Agreement”) by and among ENGLOBAL CORPORATION, a corporation organized under the laws of the State of Nevada (“Holdings”), ENGLOBAL U.S., INC., a corporation organized under the laws of the State of Texas (“ENGlobal US”), ENGLOBAL INTERNATIONAL, INC., a corporation organized under the BVI Business Companies Act of 2004 (“ENGlobal International”), ENGLOBAL GOVERNMENT SERVICES, INC., a corporation organized under the laws of the State of Texas (“ENGlobal Government”; and together with Holdings, ENGlobal US, and ENGlobal International, individually, each a “Borrower” and jointly and severally, “Borrowers”), the financial institutions which are now or which hereafter become a party thereto (collectively, the “Lenders” and individually, each a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for itself and as agent for the other Lenders (PNC, together with its successors and assigns in such capacity, “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

FOR VALUE RECEIVED, Borrowers hereby jointly and severally promise to pay to the order of PNC, at the office of Agent located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other place as Agent may from time to time designate to the Borrowing Agent in writing:

(i)           the principal sum of THIRTY FIVE MILLION AND NO/100 DOLLARS ($35,000,000) or, if different from such amount, the unpaid principal balance of PNC’s Revolving Advance Commitment Percentage as may be due and owing under the Credit Agreement, payable in accordance with the provisions of the Credit Agreement, and subject to acceleration upon the occurrence and continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; and

(ii)           interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Credit Agreement.  In no event, however, shall interest exceed the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

This Note is a Revolving Credit Note referred to in the Credit Agreement and is secured, inter alia, by the liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

If an Event of Default under Section 10.7 of the Credit Agreement shall occur, then this Note shall immediately, in accordance with the Credit Agreement, become due and payable, without notice, together with reasonable and actual attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Credit Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, or upon the election of Required Lenders, shall, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable and actual attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be construed and enforced in accordance with the laws of the State of Texas.

Each Borrower expressly waives any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or notice of any kind except as expressly provided in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

ENGLOBAL CORPORATION

By:	/s/ Edward L. Pagano
Name:	Edward L. Pagano
Title:	President and Chief Executive Officer

ENGLOBAL U.S., INC.

By:	/s/ Edward L. Pagano
Name:	Edward L. Pagano
Title:	President and Chief Executive Officer

ENGLOBAL INTERNATIONAL, INC.

By:	/s/ Edward L. Pagano
Name:	Edward L. Pagano
Title:	President and Chief Executive Officer

ENGLOBAL GOVERNMENT SERVICES, INC.

By:	/s/ Edward L. Pagano
Name:	Edward L. Pagano
Title:	President and Chief Executive Officer

[Signature Page to Revolving Credit Note]